SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITES EXCHANGE ACT OF 1934




         Date of report (Date of earliest event reported): July 30, 1998




                         MERITAGE HOSPITALITY GROUP INC.
               (Exact Name of Registrant as Specified in Charter)


                                    MICHIGAN
                          (State or Other Jurisdiction
                                of Incorporation)


        0-17442                                                38-2730460
(Commission File Number)                                     (IRS Employer
                                                         Identification Number)




                        40 PEARL STREET, N.W., SUITE 900
                          GRAND RAPIDS, MICHIGAN 49503
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (616) 776-2600

    ITEM 5.    OTHER EVENTS

    On July 16, 1998, the Company amended its Articles of Incorporation to reprice the conversion formula of its Series A Convertible Preferred Stock as follows:

        Until the close of business on September 14, 1998, the conversion price shall be the average of the average daily high and low bid prices quoted on the OTC Bulletin Board for the 10 trading days beginning on the date that commences two days following the filing of the Company's Form 10-Q for the Second Fiscal Quarter of 1998. Thereafter, the conversion price shall be increased by one dollar on the 15th day of each September, December, March and June provided, however, that if the conversion price as computed ever equals or exceeds $7.00 per share, then the conversion price shall be $7.00 for each common share and no further increases shall occur.

    The average of the average daily high and low bid prices for the 10 trading days as set forth above was $1.41 per common share. As of July 30, 1998, there were 138,387 Series A Convertible Preferred Shares outstanding. The number of common shares into which the preferred shares will be convertible is determined by dividing the liquidation value of $10.00 per preferred share by the conversion price then in effect. All other terms of the Series A Convertible Preferred Stock remain unchanged.

                                         SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                      MERITAGE HOSPITALITY GROUP INC.



    Dated:  July 31, 1998             By:  /s/ Christopher B. Hewett
                                         -------------------------------
                                         Christopher B. Hewett
                                         President and Chief Executive Officer